SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2008

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On December 15, 2008, Jeffrey A. Powell, age 51, joined IBERIABANK Corporation (the “Company”) as Executive Vice President and Chief Accounting Officer. Mr. Powell will also serve as Executive Vice President and Chief Accounting Officer of the Company’s subsidiary financial institutions, IBERIABANK and Pulaski Bank and Trust Company.

Prior to joining the Company, Mr. Powell was Senior Vice President, Controller and Chief Accounting Officer of Citizens Republic Bancorp, Inc. and its subsidiary, Citizens Bank (May 2005 to December 2008) in Flint, Michigan. Prior to that, he was Vice President and Director of Finance of Citizens Republic Bancorp, Inc. (February 2003 to May 2005).

Mr. Powell’s employment will be at-will. He will receive: (i) Options to purchase 1,500 shares of common stock under the Company’s Stock Option and Incentive Compensation Plans. Such options will vest over a seven-year period. (ii) A Phantom Stock Award with a target value of $30,000 as of the date of his employment. The award will be under the Company’s Deferred Compensation Plan and will vest over seven years. (iii) An award of 1,500 restricted shares of common stock under the Company’s Stock Option and Incentive Compensation Plans, which will vest over a seven-year period. (iv) A Change in Control Severance Agreement, attached as Exhibit 10.1 hereto and incorporated by reference.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1 Change in Control Severance Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: December 18, 2008	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
10.1	Change in Control Severance Agreement.